Exhibit 99.1


SIGA

Contact:                                              Investor Contact:
Dr. Bernard Kasten                                    Dianne Will
SIGA Technologies, Inc.                               Willstar Consultants, Inc.
Chief Executive Officer                               (518) 398-6222
(212) 672-9100                                        dwill@willstar.net
                                                      ------------------




    SIGA TECHNOLOGIES TO PRESENT AT THE RODMAN & RENSHAW TECHVEST 6TH ANNUAL
                      HEALTHCARE CONFERENCE ON OCOTBER 27th

New York, NY - October 25, 2004 - SIGA Technologies, Inc. (NASDAQ: SIGA) announced today that Dr. Dennis Hruby, SIGA's Chief Scientific Officer, will present at the Rodman & Renshaw Techvest 6th Annual Healthcare Conference on Wednesday, October 27th at 10:50am EST. A live webcast of this presentation will be available at: http://www.wallstreetwebcasting.com/webcast/rrshq4/siga/ or via the Company's website at www.siga.com. An archived presentation will be available for 90 days.

"We look forward to increasing the awareness about our development programs in the areas of vaccines and anti-infectives to prevent or treat diseases caused by Category A Pathogens as defined by the Centers for Disease Control and Prevention (CDC), said Dr. Hruby. "During the presentation we will give an update on our pre-clinical research in smallpox and viral hemorrhagic fevers."

SIGA recently announced that the company's lead smallpox compound, SIGA-246, has demonstrated significant antiviral activity against several mouse models of poxvirus disease. In one of these studies, oral administration of SIGA-246 protected mice from lethal doses of ectromelia virus. Ectromelia virus is closely related to human smallpox virus and causes a similar type of disease in mice (i.e. mousepox). SIGA-246 also was found to reduce disease spread and lesion formation in treated mice with no obvious toxicity.

The Rodman & Renshaw Techvest 6th Annual Healthcare Conference will be held at The Waldorf Astoria Hotel in New York City. Analysts and portfolio managers are invited to attend this presentation by contacting Rodman & Renshaw Conference Information at (212) 356-0529 to register or register on-line at http://www.rodmanandrenshaw.com/rodman.asp?link=Conferences3/
ConferenceMain&bgcolor=wht.

About SIGA Technologies, Inc.

SIGA Technologies is applying bacterial genomics in the design and development of novel products for the prevention and treatment of serious infectious diseases, with an emphasis on products for biological warfare defense. SIGA has the potential of becoming a significant force in the discovery of vaccine and pharmaceutical agents to fight emerging pathogens. SIGA's product development programs emphasize the increasingly serious problem of drug resistant bacteria and emerging pathogens. SIGA's vaccine and drug platforms are based on its pioneering research into the structure, function and processing of bacterial surface proteins. SIGA is leveraging these platforms through multiple strategic partners, including the National Institutes of Health and TransTech Pharma, Inc. For more information about SIGA, please visit SIGA's Web site at www.siga.com.

This news release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding the efficacy and intended utilization of SIGA's technologies under development, are not guarantees of future performance. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risk that potential products that appeared promising in early research or clinical trials to SIGA or its collaborators do not demonstrate efficacy or safety in subsequent pre-clinical or clinical trials, and the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market products tested in such trials. More detailed information about SIGA and the factors discussed above is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and in other documents that SIGA has filed with the U.S. Securities and Exchange Commission. Investors and security holders are urged to read those documents free of charge at the Commission's web site at www.sec.com. Those documents may also be obtained free of charge from SIGA. SIGA does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.